UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 18, 2026

Blend Labs, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40599	45-5211045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7250 Redwood Blvd., Suite 300
Novato, California 94945
(Address of principal executive offices, including zip code)
(650) 550-4810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	BLND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2026, the Board of Directors of Blend Labs, Inc. (the “Company”) approved the appointment of Lina Rivas as the Company’s Head of Accounting and principal accounting officer, effective September 21, 2026. Jason Ream, the Company’s Head of Finance and Administration, who has been serving as principal financial officer and principal accounting officer, will continue serving as the Company’s principal financial officer.
Ms. Rivas, 41, previously served as the Vice President, Global Corporate Controller of Veritone, Inc., a provider of artificial intelligence computing solutions, from March 2025 until September 2026. From March 2023 until March 2025, Ms. Rivas served as Senior Director, Interim Controller and Senior Director, Accounting and Reporting at LegalZoom.com, Inc., an online platform for legal services. From August 2010 to February 2023, Ms. Rivas served in various roles at PricewaterhouseCoopers LLP, a professional services firm, most recently as Director, Audit Services. Ms. Rivas received a B.S. in Business Administration, Option in Accounting, Finance, from California State University, East Bay.
There are no arrangements or understandings between Ms. Rivas and any other persons pursuant to which she was selected as Head of Accounting and principal accounting officer. There are no family relationships between Ms. Rivas and any director or executive officer of the Company and Ms. Rivas has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Ms. Rivas’ appointment as Head of Accounting and principal accounting officer, the Company entered into an employment offer letter with Ms. Rivas which provides that Ms. Rivas will receive a base salary of $300,000 per year and will be eligible to receive an annual cash bonus with a target level of $75,000, based on achieving performance objectives established by the Company’s Board of Directors or its designated committee and subject to her continued employment through the payment date. In addition, Ms. Rivas will be granted an award of restricted stock units (“RSUs”) with respect to 530,000 shares of the Company’s Class A common stock (the “RSU Award”). 25% of the RSUs subject to the RSU Award will vest after 12 months of continuous service and the remaining 75% of the RSUs subject to the RSU Award will vest in equal quarterly installments over the next 36 months of continuous service.
The Company intends to enter into its standard form of indemnification agreement with Ms. Rivas. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to its registration statement on Form S-1, as amended filed with the Securities and Exchange Commission on July 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blend Labs, Inc.
Date: September 21, 2026
	By:	/s/ Jason Ream
	Name:	Jason Ream
	Title:	Head of Finance and Administration (Principal Financial Officer)